UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer

On February 25, 2019, Matinas BioPharma Holdings, Inc. (the “Company” or “Matinas”) announced that James J. Ferguson III, age 65, had been appointed as the Company’s Chief Medical Officer.

Prior to joining Matinas, from 2016 to February 2019, Dr. Ferguson was an Executive Director at Amgen Inc. (NASDAQ:AMGN), a multinational biopharmaceutical company. From 2010 to 2016, Dr. Ferguson was Vice President, CV External Engagement, US Medical Affairs at AstraZeneca, a global biopharmaceutical company.

Effective February 25, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Ferguson. Dr. Ferguson will receive a one-time sign-on bonus of $50,000, an initial annual base salary of $375,000, and is eligible for an annual bonus with a target amount of up to 35% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the Company’s Board of Directors or the Compensation Committee. The actual amount of such bonus will be determined annually based upon individual and/or the Company’s achievement of certain performance targets, as determined by the Board or the Compensation Committee, in its discretion. In addition, Dr. Ferguson will receive a grant of options to purchase 350,000 shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Company’s 2013 Equity Incentive Plan, as amended and restated. Dr. Ferguson is eligible to participate in employee benefit plans generally available to the Company’s senior executives, subject to the terms of those plans. The Employment Agreement further provides that in the event the Company terminates Dr. Ferguson’s employment “without cause” (as defined in the Employment Agreement) or Dr. Ferguson resigns for “good reason” (as defined in the Employment Agreement), subject to the execution and non-revocation of a release agreement, Dr. Ferguson will be entitled to continuation of his base salary, at the rate then in effect, for a period of twelve months, payable in accordance with the Company’s customary payroll practices and procedures, will be eligible for twelve months of COBRA benefits and the vesting for 50% of his outstanding equity awards will be accelerated in full upon such termination; provided, however, that in the event Dr. Ferguson breaches the terms of his Covenants Agreement (as defined below) or the release agreement, the Company’s obligations to pay such severance payments and COBRA benefits shall immediately cease.

In addition, Dr. Ferguson has entered into the Company’s standard form agreement with respect to non-disclosure and assignment of inventions (the “Covenants Agreement”).

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2019, the Company issued a press release announcing the appointment of Dr. Ferguson as the Company’s Chief Medical Officer. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being furnished with this report:

Exhibit No.	Description

10.1	Employment Agreement, dated February 22, 2019, between the Company and James J. Ferguson III.
99.1	Press Release, dated February 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: February 25, 2019	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer